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                                                                     EXHIBIT 5.1

                              KIRKLAND & ELLIS LLP
                          AND AFFILIATED PARTNERSHIPS

                             200 East Randolph Drive
                             Chicago, Illinois 60601

                                  312 861-2000                      Facsimile:
                                                                   312 861-2200
                                www.kirkland.com

                                 January 3, 2005

SeaBright Insurance Holdings, Inc.
2101 4th Avenue
Suite 1600
Seattle, WA  98121

Ladies and Gentlemen:

            We are acting as special counsel to SeaBright Insurance Holdings, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 8,625,000 shares of its Common Stock, par value $0.01 per share (the "Shares"), including 1,125,000 shares of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the "Commission") on September 17, 2004 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). All of the Shares to be registered pursuant to the Registration Statement are being offered by the Company.

            In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company (the "Amended and Restated Certificate") to be filed with the Secretary of State of the State of Delaware prior to the sale of the Shares and (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Shares.

            For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions

London      Los Angeles      New York      San Francisco      Washington, D.C.

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                              KIRKLAND & ELLIS LLP

SeaBright Insurance Holdings, Inc.
January 3, 2005
Page 2

expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

            Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that upon filing of the Amended and Restated Certificate with the Secretary of State of the State of Delaware, the Shares will be duly authorized, and, when the Registration Statement becomes effective under the Act, and when appropriate certificates representing the Shares are duly countersigned and registered by the Company's transfer agent/registrar and delivered to the Company's underwriters against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

            Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

            We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement and shall cover such additional securities, if any, registered on such subsequent registration statement.

            We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

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                              KIRKLAND & ELLIS LLP

SeaBright Insurance Holdings, Inc.
January 3, 2005
Page 3

            This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

                                              Sincerely,

                                              /s/  Kirkland & Ellis LLP

                                              KIRKLAND & ELLIS LLP